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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAD/GRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2017

To the Shareholders of Quad/Graphics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Quad/Graphics, Inc. will be held on Monday, May 15, 2017, at 10:00 A.M., Central Time, at our corporate offices located at N61 W23044 Harry’s Way, Sussex, Wisconsin 53089, for the following purposes:

1.To elect all nine directors to our Board of Directors, to hold office until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.

3.To conduct an advisory vote on the frequency of the advisory shareholder vote on the compensation of our named executive officers.

4.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 8, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed with this notice. Your vote is important, no matter how many shares you own. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy card and promptly return it by mail using the postage-paid envelope provided. Alternatively, you may vote by using the internet as described in the instructions provided on the enclosed proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person if you would like.

By Order of the Board of Directors
QUAD/GRAPHICS, INC.

	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration & General Counsel and Secretary
Sussex, Wisconsin
April 7, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held on May 15, 2017.

The Quad/Graphics, Inc. proxy statement for the 2017 Annual Meeting of Shareholders and the 2016 Annual Report to Shareholders are available at: http://investors.qg.com

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS ON IT AND RETURN IMMEDIATELY, OR VOTE VIA THE INTERNET.

QUAD/GRAPHICS, INC.
N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2017

This proxy statement is being furnished to shareholders by the Board of Directors (sometimes referred to as the Board) of Quad/Graphics, Inc. (sometimes referred to as the Company, Quad/Graphics, we, our, us or similar terms), beginning on or about April 7, 2017. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, May 15, 2017, at 10:00 A.M., Central Time, at the Company’s corporate offices located at N61 W23044 Harry’s Way, Sussex, Wisconsin 53089, and all adjournments or postponements thereof (sometimes referred to as the Annual Meeting), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

If you are a shareholder of record, you may vote by mail using the enclosed proxy card, via the internet or in person at the Annual Meeting. To vote by mail, simply complete your enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. To vote via the internet, follow the instructions provided on the enclosed proxy card. Even if you complete and mail the enclosed proxy card, or vote via the internet, you may nevertheless revoke your proxy at any time prior to the Annual Meeting by sending us written notice, voting your shares in person at the Annual Meeting or submitting a later-dated proxy. If a bank, broker or other nominee holds your Company common stock for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, or a valid vote via the internet, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR all nine persons nominated for election as directors referred to in this proxy statement;

•
FOR the advisory vote to approve the compensation of the individuals named in the Summary Compensation Table set forth below in this proxy statement (such group of individuals are sometimes referred to as our named executive officers);

•	FOR submitting the advisory vote on the compensation of our named executive officers to shareholders once every three years; and

•	on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of nine directors, the advisory vote to approve the compensation of our named executive officers and the advisory vote on the frequency of the advisory shareholder vote on the compensation of our named executive officers, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

Only holders of record of the Company’s class A common stock and class B common stock (sometimes referred to collectively as the Common Stock) at the close of business on March 8, 2017 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 37,519,587 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 37,519,587 votes; and (b) 14,198,464 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 141,984,640 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

ELECTION OF DIRECTORS

The Board currently consists of ten directors. William J. Abraham, Jr., a director of Quad/Graphics since 2003, and Thomas O. Ryder, a director of Quad/Graphics since 2010, will be retiring from the Board. Pursuant to the direction of the Quad/Graphics Voting Trust, the Board has nominated Jay O. Rothman to fill one of those openings, and the Board has amended the Company’s Bylaws to decrease the size of the Board from ten to nine directors effective immediately preceding the Annual Meeting.

At the Annual Meeting, the shareholders will elect all eight remaining directors plus Jay O. Rothman,the new nominee, to one-year terms—to hold office until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company’s class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of March 8, 2017, about the Board’s nominees for election at the Annual Meeting.

J. Joel Quadracci, 48, has been a director of Quad/Graphics since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad/Graphics in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales & Administration and President and Chief Operating Officer. Mr. Quadracci also serves on the board of directors for the Wisconsin Manufacturers & Commerce, a trade organization, Skidmore College, the Metropolitan Milwaukee Association of Commerce, the Milwaukee Art Museum, Pixibility, Inc. and the Smithsonian National Postal Museum Advisory Council. Mr. Quadracci received a Bachelor of Arts in Philosophy from Skidmore College in 1991. Mr. Quadracci is the brother of Kathryn Quadracci Flores, M.D., a director of the Company, and the brother-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Mr. Quadracci’s experience in the printing industry and in leadership positions with the Company qualifies him for service as a director of the Company.

Kathryn Quadracci Flores, M.D., 49, has been a director of Quad/Graphics since December 2013. Dr. Flores serves as CEO of Blooming Minds Ventures, LLC, a company she conceived and co-founded in 2010. Dr. Flores serves as President and director of the Windhover Foundation and as Vice President of the board of trustees for the Collegiate School of New York. Dr. Flores previously served on the board of directors for the Brown University Sports Foundation, the board of trustees for the Marymount School of New York and the advisory board for Quad/Med, LLC. Dr. Flores received her Bachelor’s degrees from Brown University in 1990 and her Doctor of Medicine from Columbia University School of Physicians and Surgeons in 1995. Dr. Flores is the sister of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the sister-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Dr. Flores’ knowledge of the Company, education and her business and board experience qualifies her to serve as a director of the Company.

Mark A. Angelson, 66, has been a director of Quad/Graphics since March 2015 and previously served as a director from the July 2010 acquisition of World Color Press Inc. (sometimes referred to as World Color Press) until April 2011. He was elected Chairman of NewPage Corporation, North America’s largest manufacturer of coated papers, in December 2012 and led its January 2015 merger with Verso Corporation. From February 2011 until September 2012, Mr. Angelson served sequentially as a member of Mayor-elect Rahm Emmanuel’s transition team and then as Deputy Mayor of the City of Chicago and Chairman of the Mayor’s Economic, Budgetary and Business Development Council. Mr. Angelson served as Chairman and/or CEO of a variety of public companies from 1996 to July 2010, including RR Donnelly & Sons Company (Chicago), Moore Corporation (Toronto), Moore Wallace Incorporated (New York) and World Color Press (Montreal). As a private investor, Mr. Angelson was one of the leaders of the transformation and consolidation of the printing industry. Mr. Angelson is a trustee and the vice chairman of the Institute of International Education (sometimes referred to as IIE) and Chairman of IIE's Scholar Rescue Fund. Mr. Angelson is a longstanding trustee of Northwestern University and, since 2010, an adjunct professor of mergers and acquisitions at Northwestern’s Kellogg School of Management. In July 2014, Mr. Angelson was appointed as the Richard D. Heffner Public Service Professor at Rutgers University and in December 2014 was appointed as a member of the Rutgers University Board of Governors. He is also Vice Chairman of the Joseph Biden Foundation. Quad/Graphics believes that Mr. Angelson’s career as an executive and director of various providers of print and related services, and the role he has played in transactions in the printing industry, qualify him for service as a director of the Company.

Douglas P. Buth, 62, has been a director of Quad/Graphics since 2005. He retired as Chairman and Chief Executive Officer of Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appleton Papers, Inc., in 2005. Prior to becoming Chief Executive Officer, Mr. Buth had served in a variety of roles at Appleton Papers, Inc., including positions in strategic planning, marketing and sales and as general manager and executive vice president. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the audit committee and a member of the compensation committee, Grange Mutual Insurance Company, where he serves as a member of the investment committee and the audit committee. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS Inc. Quad/Graphics believes that Mr. Buth’s financial background as a C.P.A. and his experience as a leader of a publicly-traded company and on several boards of directors qualify him for service as a director of the Company.

John C. Fowler, 66, has been a director of Quad/Graphics since July 2016 and has served as its Vice Chairman and Executive Vice President of Global Strategy and Corporate Development since March 2014. He previously served as the Company’s Executive Vice President and Chief Financial Officer from July 2010 to March 2014, as Senior Vice President and Chief Financial Officer from May 2005 to July 2010 and as Vice President and Controller from when he joined Quad/Graphics in 1980 (which at the time was the Company's top financial position) until May 2005. Prior to joining Quad/Graphics, Mr. Fowler worked for Arthur Andersen LLP for six years. He currently serves on the boards of directors of Manipal Technologies Ltd., the L'Eft Bank Wine Company, is chairman of the board of TAI Diagnostics, Inc. and is a past board member of several private and venture capital companies that were successfully sold. Mr. Fowler attended Tufts University and Iowa State University graduating summa cum laude with bachelor degrees in both economics and accounting. Quad/Graphics believes that Mr. Fowler’s experience in the printing industry and in leadership positions with the Company and on several boards qualifies him for service as a director of the Company.

Stephen M. Fuller, 56, has been a director of Quad/Graphics since 2016. He served as Senior Vice
President and Chief Marketing Officer for L.L.Bean Inc. of Freeport, Maine from 2001 until his retirement in 2016. In this former role, he led all marketing functions for L.L. Bean, including branding, advertising, customer satisfaction, ecommerce,partnerships, database analytics and marketing operations. In addition to his CMO role, Mr. Fuller had full P&L responsibility for L.L.Bean's international efforts since 2008. Mr. Fuller received his undergraduate degree from Bates College in Lewiston, Maine, and his MBA from Boston College. He also attended Harvard Business School's Advanced Management Program. Currently, he is a member of the board of directors of Boyne Resorts, a trustee at Bates College and is a frequent speaker at Dartmouth College's Tuck School of Business. Mr. Fuller is a former member of L.L.Bean's board of directors. He also has been on the boards of several environmental and outdoor organizations. Quad/Graphics believes that Mr. Fuller’s leadership in marketing and board experience qualifies him to serve as a director of the Company.

Christopher B. Harned, 54, has been a director of Quad/Graphics since 2005. In September 2016, he joined Arbor Investments as a Partner and Head of the New York office. Prior to joining Arbor Investments, he was a Managing Director and Head of Consumer Products-Americas for Nomura Securities International, Inc. Starting in January 2012, he served as a Managing Director of the Investment Banking Group M&A team at Robert W. Baird & Co., Inc. He previously served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he had worked for over 16 years. Mr. Harned is a member of the board of directors of FreshPet, Inc., a pet food company, where he serves on the audit and compensation committees. Mr. Harned is a former member of the board of directors of bswift, Danka Business Systems PLC, The Meow Mix Company, Stone Canyon Entertainment, Brand Connections LLC and Philadelphia Media Network. Mr. Harned received a Bachelor’s degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the brother-in-law of Kathryn Quadracci Flores, M.D., a director of the Company. Quad/Graphics believes that Mr. Harned’s experience in the financial services industry and his leadership at several companies in various industries qualifies him to serve as a director of the Company.

Jay O. Rothman, 57, has not previously served as a director of Quad/Graphics. He has served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, since June 2011, has been a member of the firm’s Management Committee since February 2002 and has been a partner since February 1994. He joined Foley & Lardner LLP in October 1986. Mr. Rothman serves as director of Mayville Engineering Company and is Chairman of the Board of Directors of Children’s Hospital of Wisconsin. Mr. Rothman received a Bachelor of Arts from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. Quad/Graphics believes that Mr. Rothman’s career as an executive and as a business attorney qualify him to serve as a director of the Company.

John S. Shiely, 64, has been a director of Quad/Graphics since 1996. He is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President – Administration and President, since joining the company in 1986. Mr. Shiely has served as a director of BMO Financial Corporation since 2011, BMO Harris Bank N.A. since 2012, The Scotts Miracle-Gro Company from 2007 to 2013 and of Oshkosh Corporation since 2012, and served as a director of Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad/Graphics believes that Mr. Shiely’s career as an executive of a publicly-traded company, his experiences as a director of various publicly-traded companies and his education in accounting and law qualify him to serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company’s executive officers being present. The non-management directors may also meet without the Company’s executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company’s website, www.qg.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (sometimes referred to as the SEC).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (sometimes referred to as the NYSE). These standards are available, free of charge, on the Company’s website, www.qg.com. Based on these standards, the Board determined that Messrs. Abraham, Angelson, Buth, Fuller, Rothman, Ryder and Shiely are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Dr. Flores and Messrs. Quadracci, Fowler and Harned are not deemed to be independent. In making this determination, with respect to Messrs. Abraham and Rothman, the Board considered their relationship with Foley & Lardner LLP and the fees paid by the Company to such firm during 2014, 2015 and 2016.

Although a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, the Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. Since the Quad/Graphics Voting Trust (see “Stock Ownership of Management and Others—Quad/Graphics Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company’s stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;

•
that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company’s bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad/Graphics Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board’s Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation and with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Board Meetings

The Board held eight meetings in 2016. During the period of the directors’ service in 2016, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served. At each regularly-scheduled Board meeting, the directors also met in executive session without the Company’s executive officers present and the independent directors meet separately in executive session. No presiding director was chosen for these sessions in 2016. Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. At the 2016 Annual Meeting, all of the directors then serving were in attendance.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the non-management directors as a group), c/o Jennifer J. Kent, Executive Vice President of Administration, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995. Ms. Kent will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, finance and compensation committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee’s responsibilities. The Company makes available on its website, www.qg.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairperson), Fuller, Ryder and Shiely, each of whom is independent as defined by the rules of the SEC and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad/Graphics.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, the internal auditors and audit functions and the independence of the independent external auditors and audit functions. In addition, the audit committee’s duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion of the financial statements, management’s discussion and analysis of financial condition and results of operations included in the Company’s periodic filings; discussion with the Company’s internal auditors about the audit plan, results of internal audits, review of such accounting principles, policies and practices, reporting policies and practices as it may deem necessary or proper, and the establishment of procedures for receiving “whistleblower” complaints; and establishing policies concerning the provision of non-audit services by the independent external auditors. The audit committee held six meetings in 2016. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company’s independent external auditors present and did so regularly.

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairperson), Mr. Buth and Dr. Flores. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company’s long-range plans. The finance committee held two meetings in 2016.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairperson), Abraham and Buth, each of whom is independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held four meetings in 2016.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company’s corporate officers; review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company’s stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors’ interests with the long-term interest of the Company’s shareholders. In addition, the compensation committee’s duties also include determining and approving the Company’s compensation philosophy; determining stock ownership guidelines for the Company’s executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company’s annual proxy statement; and reviewing and evaluating the Company’s policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth meets the requirements to be considered an “outside director” within the meaning of Section 162(m) and a “non-employee director” within the meaning of Section 16. Mr. Abraham did not meet these requirements in 2016 because of his former status as a partner with the law firm Foley

& Lardner LLP, which the Company retains to perform legal services from time to time, during 2014 and until his retirement in January 2015.

The executive officers’ role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company’s compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee renewed its engagement of Meridian Compensation Partners, LLC (sometimes referred to as Meridian) in 2016 to serve as the compensation committee’s independent compensation consultant and provide recommendations and advice on the Company’s executive and director compensation programs. Pursuant to its engagement in 2016, Meridian advised the compensation committee on general trends in public company compensation arrangements with respect to 2016 executive officer compensation. Meridian did not provide any services to us other than pursuant to such engagement by the committee during 2016. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Nominations of Directors

Pursuant to the direction of the Quad/Graphics Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company’s shareholders at annual meetings of the shareholders. The Quad/Graphics Voting Trust will consider candidates recommended by the Company’s shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company’s bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company’s principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company’s bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board’s current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate’s personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
A “related person” means any of the Company’s directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company’s Common Stock or any of their immediate family members; and

•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or ratification by the Board. Disclosure to the Board should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Board’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Board’s determination as to whether the relationship is believed by the Board to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Certain Relationships and Related Person Transactions

The following is a description of transactions since January 1, 2016 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company’s directors, nominees for director, executive officers or beneficial holders of more than 5% of the Common Stock had or will have a direct or indirect material interest.

J. Joel Quadracci, the Chairman, President and Chief Executive Officer and a significant shareholder of the Company, received various services from the Company or its affiliates during 2016 that included chartered use of the corporate aircraft, personal travel expenses and maintenance of the interior of his personal residences. Mr. Quadracci incurred $164,079 during 2016 related to these services, which are reimbursed to the Company or its affiliates.

Under a salary continuation death benefit provided by Quad/Graphics to Harry V. Quadracci, his children, including J. Joel Quadracci, Kathryn Quadracci Flores, M.D., a director of the Company, and Elizabeth Quadracci Harned, the wife of Christopher B. Harned, a director of the Company, each received payments of $570,000 in 2016.

From January 1, 2005 to July 1, 2010, the Company was treated as an S corporation for Federal and state income tax purposes. In connection therewith, the Company and its then shareholders entered into an agreement pursuant to which each shareholder was required to include on the shareholder’s return their pro rata share of Quad/Graphics’ income, gain, loss and deductions and to pay the income taxes resulting from such inclusion. Per the agreement, the Company was obligated to make tax distributions to each shareholder equal to the amount of such income taxes, subject to certain assumptions, qualifications and exceptions. Each of the Company’s executive officers and directors who were shareholders of Quad/Graphics during the S corporation periods received their pro rata portion of such tax distributions, as did all other Company shareholders during those periods. Simultaneously with the consummation of the acquisition of World Color Press on July 2, 2010, the Company’s S corporation election was terminated. As a result, tax distributions are no longer required to be made to the Company’s shareholders for the period following July 1, 2010.

From 1988 to 1992, Quad/Graphics maintained a voting trust purchase plan for certain directors and officers to allow them to increase their ownership in the Company. Under the plan, the Company offered its officers and directors who were beneficiaries of the Quad/Graphics Voting Trust at the time an interest free loan to be used to purchase shares of the Company’s Common Stock, to be secured by the purchased shares. Interest on these loans is imputed monthly to the borrower as required by the Internal Revenue Code of 1986, as amended. Repayment of the loans is required following the earliest of: (i) five years after the borrower’s employment or service termination, (ii) the sale of the purchased shares and (iii) the borrower’s death. John C. Fowler participated in the voting trust purchase plan and had a loan outstanding as of December 31, 2016 in the amount of $216,777.

Elizabeth Fowler, Mr. Fowler’s daughter, is employed by the Company as a product development & innovation director. Her total compensation for 2016 was $214,388, consisting of base salary, bonus, a car allowance and a 401(k) matching contribution.
Dan Frankowski, a brother of Thomas J. Frankowski, an executive officer of the Company, is employed by the Company as a director of operations. His compensation for 2016 was $354,349, consisting of base salary, bonus, a car allowance, a 401(k) matching contribution and the aggregate grant date fair value of equity awards granted to him in 2016.
Jay O. Rothman, a nominee for election as a director of the Company at the Annual Meeting, is Chairman and Chief Executive Officer of, and a partner in, the law firm Foley & Lardner LLP. The Company retains Foley & Lardner LLP to perform legal services from time to time and paid Foley & Lardner LLP $2,264,924 in legal fees during 2016.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2016 with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for Quad/Graphics;

•	Reviewed and discussed with management and Deloitte & Touche LLP the assessment and audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by AS 16 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of Regulation S-X; and

•
Received from Deloitte & Touche LLP the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP its independence.

The audit committee also discussed with the Company’s internal auditors the overall scope and plans for its audit. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company’s internal controls. The audit committee also periodically met and discussed with management and Deloitte & Touche LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
Stephen M. Fuller
Thomas O. Ryder
John S. Shiely

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s class A common stock and class B common stock as of March 8, 2017 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. As of March 8, 2017, there were 37,519,587 shares of class A common stock and 14,198,464 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)
Name of Beneficial Owners	Shares	%	Shares	%

Directors and Executive Officers
J. Joel Quadracci(2)	1,493,686	3.92%	484,126	3.41%
John C. Fowler(3)	262,888	*	113,741	*
David J. Honan(4)	196,535	*	—	—
Thomas J. Frankowski(5)	372,458	*	—	—
Jennifer J. Kent(6)	107,780	*	—	—
William J. Abraham, Jr.(7)	78,335	*	—	—
Mark A. Angelson(8)	24,117	*	—	—
Douglas P. Buth(9)	60,098	*	—	—
Kathryn Quadracci Flores, M.D.(10)	34,612	*	262,911	1.85%
Stephen M. Fuller(11)	4,332	*	—	—
Christopher B. Harned(12)	354,599	*	243,060	1.71%
Jay O. Rothman	3,700	*	—	—
Thomas O. Ryder(13)	47,598	*	—	—
John S. Shiely(14)	71,335	*	—	—
All directors, nominees and executive officers as a group (21 persons)(15)	3,810,734	9.80%	990,097	6.97%

Other Holders
Quad/Graphics Voting Trust(16)	10,046	*	12,853,232	90.53%
Quad/Graphics ESOP(17)	4,218,333	11.24%	—	—
The Vanguard Group(18)	3,927,374	10.47%	—	—
BlackRock, Inc(19)	1,862,274	5.00%
______________________________
* Denotes less than 1%

(1)	Each share of class B common stock is convertible at any time into one share of class A common stock.

(2)
Includes 546,872 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017 and 250,558 shares of class B common stock held by trusts of which he is the trustee or co-trustee and/or a potential beneficiary. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of March 8, 2017. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares. Includes 223,239 shares of class B common stock currently pledged as security.

(3)
Includes 79,718 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017, 1,291 shares of class A common stock held by his spouse and 113,741 shares of class B common stock held by trusts of which Mr. Fowler is co-trustee but not a beneficiary. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.

(4)	Includes 24,679 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017.

(5)	Includes 117,129 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017.

(6)	Includes 2,392 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017.

(7)
Includes 15,000 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017 and 48,335 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(8)	Includes 21,799 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(9)
Includes 12,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017 and 44,847 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(10)
Includes 5,823 shares of class A common stock and 37,828 shares of class B common stock held by a trust of which Dr. Flores is trustee. Also includes 27,053 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Dr. Flores, over which Dr. Flores has no investment or voting control and no right to obtain such control within 60 days of March 8, 2017. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Dr. Flores is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Dr. Flores does not have voting or investment control over such shares.

(11)	Consists of 4,332 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(12)
Includes 12,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017, 44,847 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017, 266,974 shares of class A common stock and 243,060 shares of class B common stock held by his spouse. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares.

(13)	Includes 44,847 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(14)
Includes 12,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017 and 48,335 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(15)
Includes 1,077,953 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 8, 2017 and 284,395 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 8, 2017.

(16)
Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad/Graphics Voting Trust, pursuant to which the four trustees thereof (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., Elizabeth Quadracci Harned and David A. Blais), acting by majority action, have shared voting power and shared investment power over all such shares. The terms of the Quad/Graphics Voting Trust are more particularly described below under “—Quad/Graphics Voting Trust.” The address of the Quad/Graphics Voting Trust is N61 W23044 Harry’s Way, Sussex, Wisconsin 53089.

(17)	The custodian of the Quad/Graphics Employee Stock Ownership Plan is BMO Harris Bank N.A. and its address is 111 E. Kilbourn Ave., Suite 200, Milwaukee, Wisconsin 53202.

(18)
The number of shares owned set forth in the table is as of or about December 31, 2016 as reported by The Vanguard Group (sometimes referred to as Vanguard), in its amended Schedule 13G filed with the SEC. The address for this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard reports sole voting power with respect to 46,013 of the shares, shared voting power with respect to 2,663 of the shares, sole dispositive power with respect to 3,880,246 of these shares and shared dispositive power with respect to 47,128 of the shares.

(19)
The number of shares owned set forth in the table is as of or about December 31, 2016 as reported by BlackRock, Inc.(sometimes referred to as BlackRock), in its Schedule 13G filed with the SEC. The address for this shareholder is 55 East 52nd Street, New York, New York 10055. BlackRock reports sole voting power with respect to 1,775,889 of the shares, and sole dispositive power with respect to all of the shares.

Quad/Graphics Voting Trust

To help ensure the continuity and stability of the management of Quad/Graphics, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the voting trust agreement, as amended, certain shares of Quad/Graphics Common Stock held by such individuals and entities have been deposited into the Quad/Graphics Voting Trust.

Under the Quad/Graphics Voting Trust, the four trustees (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., Elizabeth Quadracci Harned and David A. Blais) are vested with the full legal title to all Common Stock and any other securities of the Company that have been deposited thereunder, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement. The rights held by the trustees under the Quad/Graphics Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad/Graphics Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad/Graphics Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company’s board of directors or any amendment to the Company’s amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The deposited shares may be withdrawn from the Quad/Graphics Voting Trust by a beneficiary prior to the expiration or termination of the Quad/Graphics Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a particular group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad/Graphics Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad/Graphics Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table, sometimes referred to as our NEOs, for 2016. This compensation discussion and analysis also discusses events that took place prior or subsequent to 2016 to the extent they are material to understanding 2016 compensation.

Summary of 2016 Compensation Actions

In 2016, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee or our board of directors relative to the compensation programs for our executive officers for 2016 included the following:

•
The compensation committee approved an annual cash incentive program for 2016 that uses two primary financial measures (adjusted EBITDA and free cash flow) and replaced the weighted strategic initiative performance measure that had previously been used with a discretionary adjustment of +/-10% based on the compensation committee’s evaluation of the extent to which strategic initiatives are achieved. The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance.

•
Prior to setting 2016 compensation, the compensation committee commissioned Meridian to perform an updated market analysis for use in setting such compensation. The market analysis is described below under the heading “Determining the Amount of Each Element of Compensation - Role of Benchmarking.”

•	The compensation committee reviewed the performance of our Chairman, President and Chief Executive Officer and the Board of Directors determined his total compensation.

•
The committee reviewed the performance of our other executive officers, including our NEOs, and other key employees with assistance from senior management and determination of the structure and amount of their total compensation.

•
Based on an evaluation of competitive market compensation and retention practices, we established the Quad/Graphics, Inc. Executive Severance Plan and entered into amendments to our existing employment agreements with our NEOs who were not subject to the Severance Plan to provide more competitive terms. These actions are described in more detail below under the heading “Retirement and Other Benefits - Post-Termination and Change of Control Arrangements.”

•
We added a prohibition on hedging transactions to our policy on insider trading, which previously prohibited only trading in derivative securities on our Common Stock. Our policy also requires pre-approval for any pledging transactions involving our Common Stock.

•	We formalized a prohibition on sales of shares by our executive officers if they are not currently in compliance with our stock ownership guidelines, or if the sales would result in non-compliance.

Other Highlights of Our Compensation Programs

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:

•	Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our Company.

•	No option repricing—Our equity compensation plan does not permit repricing of stock options.

•	Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Bonuses and salary increases must be earned—We do not guarantee salary increases or bonuses for our executive officers.

•	Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.

Say on Pay Vote

In May 2014, we held our second advisory shareholder vote on the compensation of our NEOs (our second “say on pay” vote) at our annual shareholders’ meeting. Consistent with the recommendation of our board of directors, our shareholders approved our executive compensation, with more than 99% of votes cast in favor. Our compensation committee considered these voting results and, consistent with the strong vote of shareholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote. At our 2011 annual shareholders’ meeting, our shareholders expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis and, as previously disclosed, our board of directors determined to hold a say on pay vote every three years until the next required advisory vote on the frequency of future say on pay votes. Accordingly, we are holding another say on pay vote at the Annual Meeting. We are also holding an advisory vote at the Annual Meeting on the frequency of future say on pay votes.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:

•
To encourage executives to “think like an owner” – through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.

•
To continue to attract and retain top talent in the face of secular industry challenges and as the business becomes more complex both in and beyond our core print operations, while the Company continues to take advantage of transformational opportunities created by today’s ever-changing media landscape.

•	To drive long-term share value by encouraging individual behaviors that we believe contribute to our overall corporate performance.

In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our Company and for individual actions that the compensation committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our board of directors, the compensation committee and our Chairman, President and Chief Executive Officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of the compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation programs. The compensation committee is currently comprised of John S. Shiely (chairperson), Douglas P. Buth and William J. Abraham, Jr.

The compensation committee has primary responsibility for the following:

•	Determining and approving our compensation philosophy;

•
Reviewing, monitoring, administering and establishing (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the annual salary, bonuses and other compensation and benefits of our executive officers;

•	Establishing incentive compensation plans for our executive officers;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) corporate and other objectives relevant to the compensation of our executive officers;

•
Evaluating the performance of our executive officers in light of these objectives and determining and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) our executive officers’ compensation levels based on this evaluation;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the terms of employment and other material agreements between us and our executive officers;

•
Approving or making recommendations to our board of directors on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;

•	Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and

•	Reviewing and making recommendations to our board of directors concerning director compensation.

Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The compensation committee is also responsible for determining and recommending to our board of directors a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the compensation committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth to discharge the responsibilities of compensation committee with respect to compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and with respect to certain equity awards and transactions intended to be exempt from Section 16(b) of the Exchange Act. References to the compensation committee in the context of performance-based compensation and equity awards to the NEOs in this compensation discussion and analysis include the subcommittee.

The compensation committee, with the assistance of our Chairman, President and Chief Executive Officer, annually reviews and determines compensation levels for the NEOs. Our Chairman, President and Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The compensation committee considers the compensation opportunities for our Chairman, President and Chief Executive Officer, which are then recommended to the full board for approval.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

•
Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.

•
Annual Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the Company’s incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC’s regulations.

The purpose of the short-term incentive program is to motivate and reward for the achievement of key financial performance objectives. Within the overall context of our pay philosophy and culture, the program:

•	Provides competitive levels of total cash compensation;

•	Aligns pay with organizational and individual performance; and

•	Focuses executive attention on key business metrics.

•
Long-Term Incentive Compensation. The compensation committee believes that long-term incentive awards enhance the alignment of the interests of our NEOs with shareholders and are a strong retention tool. For these reasons, in 2016, as in previous years, we provided a significant component of our NEOs’ compensation through means of long-term incentive awards.

In 2016, as in 2015, we awarded the equity portion of our long-term incentive compensation program in the form of shares of restricted stock or restricted stock units that cliff vest after three years. The compensation committee awarded long-term equity incentive compensation solely in the form of restricted stock in 2016 because of restricted stock’s relative simplicity and transparency, as well as its potential to deliver perceived value to recipients, enhance retention incentives and increase the alignment of employees’ interests with long-term corporate performance and the value of our Common Stock.

•
Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor pension and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage Meridian to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

Prior to setting 2016 compensation, the compensation committee commissioned Meridian to perform an updated market analysis for use in setting such compensation. Historically, our market analysis used a "general industry" group of companies broadly comparable in size (as measured by revenue), industry relevance, geography and availability of data, and Meridian used a similar approach for the 2016 analysis but added a profitability parameter to further tailor the group.

For purposes of the benchmarking analysis, Meridian identified 19 industry segments with a general focus on business services, general industry, paper, catalog, publishing, logistics and distribution, and then filtered by size and operating margin profile. The companies in these industry sectors were restricted to those with revenues between $2 billion and $15 billion and 3-year average operating margins between 0-15%. Meridian also added selected Wisconsin-based companies that did not otherwise meet these parameters to ensure geographic relevance.

The comparator group consisted of 42 companies, sometimes referred to as the comparable companies. The median annual revenue of the companies chosen was $4.67 billion.

The comparable companies were as follows:

• Andersons Inc.	• Harsco Corp.	• Regal Beloit Corp.
• Avis Budget Group Inc.	• HNI Corp.	• Rockwell Automation
• Bemis Co. Inc.	• Ingersoll-Rand plc	• Ryder System Inc.
• Boise Cascade Co.	• ITT Corp.	• S.C. Johnson & Son
• Celestica Inc.	• Kelly Services, Inc.	• Schreiber Foods
• Clearwater Paper Corp.	• Kennametal Inc.	• Science Applications Int.
• Colfax Corp.	• Kohler Co.	• Sealed Air Corp.
• Domtar Corp.	• Kyocera Corp.	• Snap-On Inc.
• Donaldson Co. Inc.	• Leidos Holdings Inc.	• Sonoco Products Co.
• Donnelley (R.R.) & Sons Company	• Linkedin Corp.	• SPX Corp.
• DST Systems Inc.	• Meadwestvaco Corp.	• Steelcase Inc.
• Fiserv Inc.	• Parker-Hannifin Corp.	• TE Connectivity Ltd.
• Glatfelter	• Plexus Corp.	• Unisys Corp.
• Harley-Davidson Inc.	• Rackspace Hosting Inc.	• Xylem Inc.

2016 Process

In setting the amount of each element of compensation for our NEOs in 2016, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

In late 2015, the compensation committee reviewed and approved management’s recommendations for base salary and annual incentive compensation for 2016, consisting of no base salary increases for Mesrrs. Quadracci and Fowler and 9.1%, 12.2% and 25.0% increases for Messrs. Honan and Frankowski and Ms. Kent, respectively, to align their cash compensation levels more closely to market levels for their current positions. In approving these base salaries, the compensation committee considered the median of the Meridian benchmarking information described above, but did not base its decisions solely on that information. It also considered historical compensation levels for the NEOs’ positions. There were no changes to our NEOs’ target annual incentive compensation levels.

For the annual cash incentive compensation of our NEOs, in early 2016, the compensation committee identified the performance measures that would be used to measure corporate performance for 2016. In addition, the compensation committee approved weightings among performance goal categories and reduced the number of metrics within each category. The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance. In establishing the target levels of performance, the compensation committee took into account the challenging market conditions the Company faced due to continued volume declines in the printing industry which, in turn, have created accelerated downward pricing pressures, as well as the impact of electronic media and similar technological changes and the decline in overall distribution channels. The financial performance metrics, weightings and thresholds, targets and maximums that the compensation committee approved for 2016 were as follows:

Financial Performance Measure	Threshold	Target	Maximum	Weighting
Adjusted EBITDA	$418 million	$440 million	$462 million	50.0%
Free Cash Flow	$189 million	$210 million	$231 million	50.0%

In contrast to prior years, the compensation committee did not include strategic objectives as weighted performance metrics for 2016 because it considered the metrics too subjective to lend themselves to pre-determined weighting. Instead, it provided for a discretionary adjustment of the financial performance metrics by +/-10% based on the compensation committee’s assessment of to the extent to which the participants delivered on strategic initiatives.

The compensation committee selected these performance measures because they are among the key performance metrics used by our board of directors to evaluate our corporate performance. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Adjusted EBITDA is defined as the sum of: (1) net earnings (loss) attributable to Quad/Graphics common shareholders; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring, impairment and transaction-related charges; (6) non-cash goodwill impairment charges; (7) loss on debt extinguishment; and (8) equity in loss of unconsolidated entities, less the sum of: (1) income tax benefit; and (2) gain on debt extinguishment.

The compensation committee also left the base salary percentages representing the threshold, target and maximum payment levels for our NEOs under our annual cash incentive program for 2016 unchanged from 2015. The threshold, target and maximum potential payment levels are shown in the “Grants of Plan Based Awards in 2016” table below. For each of our NEOs, these potential payment levels were also subject to a separate threshold requirement pursuant to which payments at any level would be made only if our net sales for 2016 exceeded $4.0 billion.

In December 2016 and February 2017, the compensation committee determined that the level of performance required for payment of bonuses at the previously identified maximum levels had been satisfied. Actual performance was as follows:

Financial Performance Measure	Actual Financial Result	Percentage of Target
Adjusted EBITDA	$480 million	109%
Free Cash Flow	$246 million	117%

In recognition of the strong performance represented by these outcomes, the compensation committee generally elected (or recommended to the full Board for approval, in the case of Mr. Quadracci) to pay bonuses at the maximum levels. The compensation committee did not exercise its discretion under the bonus program to adjust the financial performance metrics by +/-10%. The bonus amounts actually paid to our NEOs in 2017 for 2016 performance are indicated in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

In December 2015, the compensation committee determined that for 2016 the NEOs would receive long-term equity incentive compensation in the form of restricted shares.

Based on recommendations from management and its evaluation of the economic and industry challenges expected for 2016, the compensation committee set the target value for long-term equity incentive compensation for our NEOs in 2016 at a level unchanged from 2015, with the exception of Ms. Kent, whose target value was increased to $600,000 to reflect her increased responsibilities as Executive Vice President of Administration and General Counsel. In approving the target values, the compensation committee considered the Meridian benchmarking information described above for comparable positions. The grant date fair values of the long-term equity incentive compensation awards to our NEOs for 2016 are indicated in the Summary Compensation Table under the column titled “Stock Awards.”

To determine the number of shares based on the target dollar value for the 2016 restricted stock and restricted stock unit awards, the compensation committee approved using the 20-day VWAP beginning December 1, 2015 (with a $10 floor), and granting the awards on January 1, 2016, to reduce the impact of potential volatility in the stock price on the number of shares awarded. The restricted stock and restricted stock unit awards in 2016 were granted initially subject to forfeiture and will cliff-vest on March 1, 2019, provided that the NEO remains continuously employed until that date (or, in the case of Mr. Fowler’s awards, retires prior to that date).

The number of shares of our class A common stock covered by the equity awards granted to each of our NEOs in 2016 is reflected in the Grants of Plan Based Awards table below. The compensation committee intends to continue to award long-term equity incentive compensation awards to executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives.

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which our executives and their families are entitled to reimbursement for up to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2016 under our Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad/Graphics ESOP, an employee stock purchase plan, and the Quad/Graphics Diversified Plan. The ESOP holds profit sharing contributions of our Common Stock, which are made at the discretion of our board of directors. The Diversified Plan is comprised of participant-directed 401(k) contributions and any employer contributions the Company may make to the Plan from time to time. In 2016, employer contributions included a Company matching contribution at a rate of 30% of the first 6% of a participant’s taxable earnings that the participant contributed. Our NEOs participate in the ESOP, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees.

In addition to the ESOP and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (sometimes referred to as the SERP), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the Company. The SERP is described in greater detail following the 2016 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our Company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci’s compensation enhances his and his family’s security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule, and thereby benefits our Company and our shareholders. Other than Mr. Quadracci, none of our NEOs were permitted to use our corporate aircraft for personal use in 2016. The aggregate incremental cost to our Company for personal use of our corporate aircraft by Mr. Quadracci is reflected in the Summary Compensation Table below.

We provide assistance to each of our NEOs with certain financial and estate planning matters and reimbursement of tax preparation fees. We also reimbursed club membership fees for Messrs. Quadracci and Fowler and approved expenditures related to security for Mr. Quadracci in 2016. We reimburse club membership fees primarily for business purposes, though a portion of their use may have a personal aspect. For example, we reimburse club membership fees to encourage Messrs. Quadracci and Fowler to use the memberships for work-related purposes, such as client entertainment, though they may also use the club memberships for personal purposes.

Post-Termination and Change of Control Arrangements

In 2016, as previously disclosed, we established the Quad/Graphics, Inc. Executive Severance Plan (the "Severance Plan") and entered into amendments to our existing employment agreements with our NEOs who were not subject to the Severance Plan. These actions were taken in response to our review of executive compensation and benefits, including an evaluation of competitive market compensation and retention practices. Messrs. Quadracci, Fowler and Frankowski have employment agreements, and Mr. Honan and Ms. Kent are subject to the Severance Plan. Both the Severance Plan and the employment agreements as amended provide severance protections upon qualifying terminations of employment, as well as restrictive covenants that apply following any termination of employment.

The Severance Plan became effective on September 15, 2016. Under the Severance Plan, if a participant's employment is terminated by us without "cause" (as defined in the Severance Plan) or by the participant due to a salary reduction of more than 10%, then the participant will be entitled to severance equal to one year's base salary plus the participant's target annual bonus. The participant will also receive a pro rated portion of the current year's annual bonus based on actual performance, and will receive continued group health, dental and life insurance benefits at the employee rate for the severance period and outplacement services at a cost of up to $50,000. If, however, a participant's employment is terminated upon or within the 24-month period following a change in control, and the termination is by us without cause or by the participant with "good reason" (as defined in the Severance Plan), then the participant will be entitled to severance equal to two times the sum of the participant's base salary and target annual bonus. The participant will also receive a pro rated portion of the current year's annual bonus based on target performance, and will receive a lump sum payment in lieu of medical and life insurance continuation over the severance period, full vesting of benefits in our SERP (or any successor plan thereto) and outplacement services at a cost of up to $50,000. The treatment of any long-term incentive awards, including equity-based awards, will be governed by the terms of the applicable long-term incentive plan and award agreement. The post-change in control severance benefits would also be provided to a participant whose employment is terminated within a limited period prior to a change in control if the participant reasonably demonstrates that the termination was due to the subsequent change in control.

The Severance Plan defines "cause" generally to include: (1) any intentional and willful act of the participant involving fraud, embezzlement or theft of our assets or the assets of our customers; (2) gross misconduct on the part of the participant that is intentional and willful and that materially and demonstrably causes serious financial injury to us; (3) any conviction of or plea of nolo contendere to a felony; (4) certain breaches of restrictive covenants; or (5) any intentional, willful and material failure of the participant to perform the participant's employment duties for 30 days after our Board delivers a written demand for performance.

The Severance Plan defines "good reason" in the event of a change of control generally to include: (1) any material reduction in the amount of the participant's then current base salary or annual bonus target (other than any change that applies to substantially all other executive officers); (2) a requirement that the participant be based at a location in excess of 60 miles from the location of the participant's principal job location or office as of the effective date of the participant's participation in the Severance Plan; (3) a material diminution in the participant's title, authority, power, duties, reporting requirements or responsibilities, or the assignment of duties to the participant which are materially inconsistent with the participant's position; (4) the failure by us to obtain the express assumption of, and agreement to perform under, the Severance Plan when that action is required by the Severance Plan; or (5) any other action or inaction by us that constitutes a material breach by us of the terms and conditions of the Severance Plan.

Participants in the Severance Plan are subject to 24 month noncompetition, non-solicitation, non-disclosure and non-disparagement restrictive covenants following any termination of employment, whether or not severance benefits are provided.

The Severance Plan has an initial term of three years from its effective date, after which the term will automatically be extended for successive one-year renewals unless the Board or the compensation committee terminates the Severance Plan at the end of the initial or renewal term by giving the participants written notice of intent to terminate the Severance Plan prior to the September 15 preceding the year in which the initial or renewal term is scheduled to end. Upon a change in control, the term of the Severance Plan will be automatically extended for a two-year period.

The employment agreement amendments were also effective as of September 15, 2016. The amendments to the employment agreements generally conform the agreements' severance protections to those of the Severance Plan, except that the multiple of base salary and bonus used to calculate the severance amount varies by individual. Mr. Quadracci's severance multiple upon a qualifying termination prior to a change in control is two times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Quadracci's severance multiple is three times the sum of his base salary and target annual bonus. For Mr. Quadracci, a qualifying termination prior to a change in control includes a termination by him for good reason as well as a termination by the Company without cause. The severance multiple of Messrs. Fowler and Frankowski upon a qualifying termination prior to a change in control is one and one-half times the sum of the executive's base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Messrs. Fowler's and Frankowski's severance multiple is two and one-half times the sum of the executive's base salary and target annual bonus. The other benefits provided under the amended agreements are generally similar to those provided under the Severance Plan, except that certain legacy protections were preserved.

In exchange for the enhanced severance protections provided by the amendments to their employment agreements, the executives agreed to 24 month noncompetition, non-solicitation, non-disclosure and non-disparagement restrictive covenants that will apply following any termination of employment, whether or not severance benefits are provided. Except for the changes made by the amendments, the existing employment agreements remain in full force and effect.

In addition to the Severance Plan and the employment agreements, the award agreements under our 2010 Omnibus Incentive Plan, sometimes referred to as our 2010 Plan, provide for the accelerated vesting of stock options and restricted stock upon a change of control of the Company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEOs’ agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO’s base salary to the NEO’s spouse or dependent children if the NEO dies during the term of the NEO’s active employment with our Company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO’s death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain executive officers, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Executive officers subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our Chairman, President and Chief Executive Officer should hold shares with a value five times his base salary. For our executive vice presidents, the ownership guideline is three times base salary, for all vice presidents and group presidents the ownership guideline is two times base salary and for all corporate vice presidents who are not executive officers the ownership guideline is equal to base salary. All of the following count toward the ownership applicable thresholds under the policy:

•	shares held outright (including through trusts for the benefit of the executive officer or of the executive officer’s family members) or in retirement plans;

•	restricted stock, restricted stock units and deferred stock units; and

•
with respect to vested stock options granted to holders of certain terminated options in November 2011 (sometimes referred to as 2011 Options), the excess of the fair market value of the underlying shares over the exercise price. As previously disclosed in a Current Report on Form 8-K filed on November 22, 2011 and the proxy statement for our 2012 annual meeting, the 2011 Options were granted in 2011 in connection with the termination and liquidation of certain options that had been granted between the years 1990-2010, before our Company became publicly traded, and that were subject to Section 409A of the Internal Revenue Code. The grant of the 2011 Options became effective upon shareholder approval at our 2012 annual meeting. Other than the 2011 Options, no stock options count toward the ownership threshold under these guidelines.

We also maintain stock ownership guidelines for our non-employee directors that require them to hold shares or share-based awards with a value of at least four times the cash portion of the annual retainer. Executive officers and non-employee directors who become newly subject to the guidelines have five years to comply. Executive officers whose guideline level changes have a three-year transition period to meet the higher level. Executive officers and non-employee directors are prohibited from selling shares of our Common Stock if they are not then in compliance with the guidelines, or if the sales would result in non-compliance. As of the record date, each of our NEOs and non-employee directors met their respective stock ownership guideline levels or had additional time to do so.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally prohibits our Company from taking a tax deduction for compensation in excess of $1.0 million that is paid to our Chairman, President and Chief Executive Officer and our other NEOs, excluding our chief financial officer, and that is not considered “performance-based” compensation under Section 162(m). We have adopted, and our shareholders have approved, the 2010 Plan, which is intended to permit incentive awards granted under the 2010 Plan to qualify as performance-based compensation to the extent the terms of the awards are structured to meet the requirements of Section 162(m) are met. As noted above, our compensation committee has established a subcommittee for the purposes of, among other things, adopting performance goals and determining whether the goals have been met in accordance with Section 162(m). The compensation committee may, however, approve compensation that will not meet the requirements of Section 162(m) in business circumstances where the compensation committee believes that it is appropriate for compensation to be provided even though the ultimate deductibility of that compensation cannot be assured (for example, to ensure competitive levels of total compensation for our executive officers). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, moreover, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so.

2016 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2016	995,000	—	2,790,000	—	1,990,000	281,563	6,056,563
	2015	988,333	—	3,005,224	—	597,000	339,395	4,929,952
	2014	975,000	—	3,085,528	—	400,000	323,858	4,784,386

John C. Fowler Vice Chairman and Executive Vice President of Global Strategy and Corporate Development	2016	624,000	—	930,000	—	936,000	39,271	2,529,271
	2015	620,000	—	1,001,749	—	343,200	41,176	2,006,125
	2014	608,000	—	1,028,517	—	226,500	67,741	1,930,758

David J. Honan Executive Vice President and Chief Financial Officer	2016	600,000	—	651,000	—	900,000	27,000	2,178,000
	2015	533,333	—	701,227	—	440,000	24,326	1,698,886
	2014	441,667		617,110		166,500	13,147	1,238,424

Thomas J. Frankowski Executive Vice President and Chief Operating Officer	2016	700,000	—	930,000	—	1,050,000	33,907	2,713,907
	2015	607,500	—	1,001,749	—	421,200	20,408	2,050,857
	2014	512,500	—	1,028,517	—	226,500	24,351	1,791,868

Jennifer J. Kent Executive Vice President of Administration and General Counsel	2016	500,000	—	558,000	—	750,000	22,524	1,830,524
______________________________

(1)
Amounts for 2016 are based on the aggregate grant date fair value of the restricted stock awards to our NEOs under our 2010 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (sometimes referred to as FASB ASC 718). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 18, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Amounts for 2016 reflect the compensation earned and paid to our NEOs for 2016 under our annual cash incentive program.

(3)
Amounts reflect the following for individual NEOs for 2016: For Mr. Quadracci - club dues of $13,467, $135,650 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), $62,835 for personal and family security services, $10,000 for the cost of assistance with tax preparation, a matching contribution of $4,770 on 401(k) contributions, executive medical at a cost of $5,881 and a contribution of $48,960 to Mr. Quadracci’s SERP account. For Mr. Fowler - club dues of $4,498, a matching contribution of $4,770 on 401(k) contributions, executive medical at a cost of $5,387, imputed income of $1,306 from the interest-free loan under the voting trust purchase plan described in the section titled “Corporate Governance-Certain Other Relationships and Related Person Transactions” and a contribution of $23,310 to Mr. Fowler’s SERP account. For Mr. Honan - a matching contribution of $4,770 on 401(k) contributions and a contribution of $22,230 to Mr. Honan’s SERP account. For Mr. Frankowski - a matching contribution of $4,770 on 401(k) contributions, executive medical at a cost of $2,407 and a contribution of $26,730 to Mr. Frankowski’s SERP account. For Ms. Kent - a matching contribution of $4,770 on 401(k) contributions, executive medical at a cost of $24 and a contribution of$17,730 to Ms. Kent’s SERP account. (Perquisites are discussed further in the section titled “Compensation of Executive Officers- Compensation Discussion and Analysis-Retirement and Other Benefits-Perquisites and Other Personal Benefits” above).

GRANTS OF PLAN BASED AWARDS IN 2016

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2016. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2016, and payment is or was contingent on our achievement of a given level of corporate performance, as described above in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation—2016 Process.” The amounts, if any, actually earned and paid to our NEOs for 2016 under our annual cash incentive program are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
J. Joel Quadracci	1/1/16	12/10/15	—	—	—	300,000	2,790,000
	—	—	597,000(2)	1,144,250(2)	1,990,000(2)	—	—

John C. Fowler	1/1/16	12/10/15	—	—	—	100,000	930,000
	—	—	343,200(2)	530,400(2)	936,000(2)	—	—

David J. Honan	1/1/16	12/10/15	—	—	—	70,000	651,000
	—	—	330,000(2)	510,000(2)	900,000(2)	—	—

Thomas J. Frankowski	1/1/16	12/10/15	—	—	—	100,000	930,000
	—	—	385,000(2)	595,000(2)	1,050,000(2)	—	—

Jennifer J. Kent	1/1/16	12/10/15	—	—	—	60,000	558,000
	—	—	275,000(2)	425,000(2)	750,000(2)	—	—
______________________________

(1)	The amounts shown in this column reflect the number of restricted shares or restricted stock units we granted to each NEO pursuant to our 2010 Plan.

(2)
Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Fowler, Honan, and Frankowski and Ms. Kent under our annual cash incentive program. The amounts actually earned and paid to our NEOs for 2016 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	561,619(2)	15,096,319	—	—
	39,881	—	14.14	1/1/2022	—	—	—	—
	119,643	—	41.26	1/1/2021	—	—	—	—
	150,000	—	16.62	1/31/2020	—	—	—	—
	100,000	—	15.37	1/31/2019	—	—	—	—
	100,000	—	29.37	1/31/2018	—	—	—	—
	9,000	—	13.47	11/18/2021	—	—	—	—
	4,250	—	13.47	11/18/2021	—	—	—	—
	3,938	—	13.47	11/18/2021	—	—	—	—
	5,250	—	13.47	11/18/2021	—	—	—	—
	6,825	—	13.47	11/18/2021	—	—	—	—
	3,675	—	13.47	11/18/2021	—	—	—	—
	4,410	—	13.47	11/18/2021	—	—	—	—

John C. Fowler	—	—	—	—	43,860(3)	1,178,957	—	—
	34,218	—	41.26	1/1/2021	—	—	—	—
	9,000	—	16.62	1/31/2020	—	—	—	—
	30,000	—	29.37	1/31/2019	—	—	—	—
	6,500	—	19.12	11/18/2021	—	—	—	—

David J. Honan	—	—	—	—	126,659(4)	3,404,594	—	—
	7,179	—	41.26	1/1/2021	—	—	—
	7,500	—	16.62	1/31/2020	—	—	—
	10,000	—	15.37	1/31/2019	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas J. Frankowski	—	—	—	—	187,207(5)	5,032,124	—	—
	23,929	—	14.14	1/1/2022	—	—	—	—
	23,929	—	41.26	1/1/2021	—	—	—	—
	20,000	—	16.62	1/31/2020	—	—	—	—
	20,000	—	29.37	1/31/2018	—	—	—	—
	7,750	—	13.47	11/18/2021	—	—	—	—
	1,200	—	19.12	11/18/2021	—	—	—	—
	3,875	—	13.47	11/18/2021	—	—	—	—
	3,544	—	13.47	11/18/2021	—	—	—	—
	3,281	—	13.47	11/18/2021	—	—	—	—
	3,583	—	13.47	11/18/2021	—	—	—	—
	6,038	—	13.47	11/18/2021	—	—	—	—

Jennifer J. Kent	—	—	—	—	90,497(6)	2,432,559	—	—
	2,392	—	41.26	1/1/2021	—	—	—	—
______________________________

(1)	Market value computed by multiplying the number of shares that have not vested by $26.88, which was the closing price of a share of our Common Stock on the last trading day of 2016.

(2)	131,579 shares vested on March 1, 2017, 130,040 shares vest on March 1, 2018 and 300,000 shares vest on March 1, 2019.

(3)	43,860 shares vested on March 1, 2017. Does not include 143,347 restricted stock units in which Mr. Fowler is fully vested due to retirement eligibility.

(4)	26,316 shares vested on March 1, 2017, 30,343 shares vest on March 1, 2018 and 70,000 shares vest on March 1, 2019.

(5)	43,860 shares vested on March 1, 2017, 43,347 shares vest on March 1, 2018 and 100,000 shares vest on March 1, 2019.

(6)	13,158 shares vested on March 1, 2017, 17,339 shares vest on March 1, 2018 and 60,000 shares vest on March 1, 2019.

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table contains information concerning option awards that were exercised by our NEOs and restricted stock or restricted stock units that vested in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
J. Joel Quadracci	150,000	694,337	99,338	1,257,619
John C. Fowler	453,068	2,959,140	33,113	419,211
David J. Honan	7,179	105,172	13,246	167,694
Thomas J. Frankowski	68,500	611,650	19,868	251,529
Jennifer J. Kent	2,392	35,633	1,656	20,965
______________________________

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our class A common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our class A common stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Represents the gross number of shares or restricted stock units vesting multiplied by the closing price of our class A common stock on the NYSE on the date of vesting or, in the case of a non-trade day, on the last trading day prior to the date of vesting.

2016 PENSION BENEFITS

None of our NEOs participate in any of our defined benefit pension plans.

2016 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information with respect to our NEOs’ participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2016. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	48,960	13,261	—	983,090
John C. Fowler	—	23,310	8,945	—	653,436
David J. Honan	—	22,230	789	—	77,814
Thomas J. Frankowski	—	26,730	5,898	—	442,244
Jennifer J. Kent	—	17,730	168	—	29,562
______________________________

(1)
Amounts shown in the column below reflect the Company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.

(2)
These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.

Quad/Graphics’ Supplemental Executive Retirement Plan

As described above under “—Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO’s compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of any employer contribution to the NEO under our Diversified Plan for the year. The amount of the NEO’s benefit under the SERP is equal to the cumulative contributions made by us to the NEO’s account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•	A lump sum payment during the calendar month following the month in which the NEO’s separation from service occurs;

•	A lump sum payment during the calendar month following the first anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the second anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the third anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the fourth anniversary of the NEO’s separation from service; or

•
Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO’s separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements,” we maintain a Severance Plan that covers, or employment agreements with, our NEOs. These arrangements provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. The severance benefits are described above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements.”

In addition to those benefits, upon any termination of employment, regardless of the reason, the employment agreements provide that a covered NEO’s outstanding stock options that were outstanding as of January 1, 2004 will be extended for a period of two years from the termination date.

The equity plans and related option, restricted stock and performance share agreements under which our stock option, restricted stock and performance share awards were granted also provide that, in the event of a change of control of our Company, or upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, and that all performance shares will become earned at the target performance level. The option, restricted stock and performance share agreements also provide that all unvested options and a portion of unvested restricted stock and unearned performance shares will become immediately vested or earned, as applicable, upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). Of our NEOs, only Mr. Fowler was age 65 or older as of the last business day of 2016. The Severance Plan does not provide for a gross-up for change of control related excise taxes. Instead, it contemplates a “best net” approach under which, if any payment or distribution to a covered NEO in connection with a change of control would trigger the excise tax imposed by Internal Revenue Code Section 4999, then the payment or distribution will either be made in full or reduced to a level that would not trigger the excise tax, whichever would result in the best after-tax position for the covered NEO. The legacy employment agreements, by contrast, provide that if any payment or benefit to a covered NEO would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to such executive so that, after payment of income tax and excise tax on this gross-up payment, the executive would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our Company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our Common Stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our Common Stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) are not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our Company or a triggering termination of such NEO’s employment with our Company. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on the last business day of 2016, and include estimates of the amounts that would be paid to the NEOs following the triggering event. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments of severance under the arrangements are generally made in a lump sum following a change of control, or in installments in the event of a qualifying termination prior to a change of control.

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our Company and a triggering employment termination had occurred on December 31, 2016:

Executive	Cash Termination Payment(1) ($)	Pro Rated Current Year Bonus(1) ($)	Restricted Stock Vesting(2) ($)	Out-placement(3) ($)	Welfare and Insurance Coverage(1) ($)	Excise Tax Gross Up ($)	Totals(4) ($)
J. Joel Quadracci	6,417,750	1,990,000	15,096,319	50,000	42,037	1,915,301	25,511,407
John C. Fowler	2,886,000	936,000	1,178,957	50,000	26,360	—	5,077,317
David J. Honan	2,220,000	900,000	3,404,594	50,000	31,250	—	6,605,844
Thomas J. Frankowski	3,237,500	1,050,000	5,032,124	50,000	23,075	2,488,161	11,880,860
Jennifer J. Kent	1,850,000	750,000	2,432,559	50,000	31,250	—	5,113,809
Totals	16,611,250	5,626,000	27,144,553	250,000	153,972	4,403,462	54,189,237
______________________________

(1)	Triggered solely upon a covered termination of the executive officer.

(2)	Reflects an assumed value per share of $26.88, which was the closing price of a share of our Common Stock on the last trading day of 2016.

(3)	Outplacement services are assumed to be $50,000 per year.

(4)	Amounts assume that no fringe benefit policies would apply to terminated executives following termination.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the equity grants of our NEOs if a change in control of our Company, but no termination of employment, had occurred on December 31, 2016:

Executive	Restricted Stock Vesting (1) ($)	Excise Tax Gross Up ($)	Totals ($)
J. Joel Quadracci	15,096,319	—	15,096,319
John C. Fowler	1,178,957	—	1,178,957
David J. Honan	3,404,594	—	3,404,594
Thomas J. Frankowski	5,032,124	—	5,032,124
Jennifer J. Kent	2,432,559	—	2,432,559
Totals	27,144,553	—	27,144,553
______________________________

(1)	Reflects an assumed value per share of $26.88, which was the closing price of a share of our Common Stock on the last trading day of 2016.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2016:

Executive	Cash Termination Payment ($)	Pro Rated Bonus($)	Outplacement(1) ($)	Welfare and Insurance Coverage ($)	Totals(2) ($)
J. Joel Quadracci	4,278,500	1,990,000	50,000	28,025	6,346,525
John C. Fowler	1,731,600	936,000	50,000	15,816	2,733,416
David J. Honan	1,110,000	900,000	50,000	15,625	2,075,625
Thomas J. Frankowski	1,942,500	1,050,000	50,000	13,845	3,056,345
Jennifer J.Kent	925,000	750,000	50,000	15,625	1,740,625
Totals	9,987,600	5,626,000	250,000	88,936	15,952,536
______________________________

(1)	Outplacement services are assumed to be $50,000 per year.

(2)	Amounts assume that no fringe benefit policies would apply to terminated executives following termination.

Upon a termination of employment for cause or without good reason, or by reason of death or disability, as of December 31, 2016, the employment agreements of our NEOs would have entitled the terminated NEO only to continued payment of the NEO’s base salary and employee benefits through the date of termination. The following table sets forth the estimated amounts that would have become payable to our NEOs under their other employment arrangements if their employment had been terminated as a result of death or disability on December 31, 2016:

Executive	SERP(1) ($)	Base Salary Continuation(2) ($)	Restricted Stock Vesting(3) ($)	Stock Option Vesting(3) ($)	Totals ($)
J. Joel Quadracci	983,090	5,221,801	15,096,319	—	21,301,210
John C. Fowler	—	—	1,178,957	—	1,178,957
David J. Honan	77,814	3,148,825	3,404,594	—	6,631,233
Thomas J. Frankowski	—	2,008,843	5,032,124	—	7,040,967
Jennifer J.Kent	29,562	2,624,021	2,432,559	—	5,086,142
Totals	1,090,466	13,003,490	27,144,553	—	41,238,509
______________________________

(1)
The enhanced benefit the executive officer receives upon death or disability. No amount is shown for Messrs. Fowler and Frankowski because they are fully vested and would not receive any enhanced benefit upon death or disability.

(2)
Triggered solely upon the death of the executive officer, and payable over a period of 120 months (72 months for Mr. Frankowski). Mr. Fowler reached age 65 during 2015 and is therefore no longer eligible for this benefit. All of the amounts shown are present values of the expected benefits and assume the spouse of each executive officer, if applicable, will live until at least December 31, 2026.

(3)	Reflects an assumed value per share of $26.88, which was the closing price of a share of our Common Stock on the last trading day of 2016.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
William J. Abraham, Jr.
Douglas P. Buth

DIRECTOR COMPENSATION

The Company has adopted the following compensation program for its non-employee directors: an annual retainer of $225,000, to be paid one-half in cash and one-half in the form of deferred stock units. The program also includes an additional retainer of $20,000 for the chairperson of the audit committee, $15,000 for the chairperson of the compensation committee and $10,000 for the chairperson of each other committee of the Board. The number of deferred stock units actually awarded was determined using a twenty-day volume weighted average price (with a $10 floor) prior to the grant date.

The following table summarizes the compensation of the Company’s non-employee directors for 2016. As employee-directors, J. Joel Quadracci and John C. Fowler did not receive any compensation for their service as directors, and are therefore omitted from the table. Mr. Quadracci’s compensation for serving as the Company’s Chairman, President and Chief Executive Officer, and Mr. Fowler's compensation for serving as the Company's Vice Chairman and Executive Vice President of Global Strategy and Corporate Development, is set forth in this proxy statement under the section titled “Compensation of Executive Officers.” The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
William J. Abraham, Jr.	112,500	104,625	—	10,000	227,125
Mark A. Angelson	112,500	104,625	—	10,000	227,125
Douglas P. Buth	132,500	104,625	—	10,000	247,125
Kathryn Quadracci Flores, M.D.	112,500	104,625	—	10,000	227,125
Stephen M. Fuller(4)	56,250	—	—	10,000	66,250
Christopher B. Harned	122,500	104,625	—	10,000	237,125
Thomas O. Ryder	112,500	104,625	—	10,000	227,125
John S. Shiely	127,500	104,625	—	10,000	242,125
______________________________

(1)
Amounts are based on the aggregate grant date fair value of the awards to the directors under the 2010 Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company’s non-employee directors, please see Note 18, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

(2)
The aggregate number of option awards outstanding as of December 31, 2016 for each non-employee director was as follows: Mr. Abraham held options to purchase an aggregate of 15,000 shares of class A common stock; Mr. Buth held options to purchase an aggregate of 12,500 shares of class A common stock; Mr. Harned held options to purchase an aggregate of 12,500 shares of class A common stock; and Mr. Shiely held options to purchase an aggregate of 12,500 shares of class A common stock. Dr. Flores and Messrs. Angelson, Ryder and Fuller did not hold any options as of December 31, 2016.

(3)	Consists of charitable contributions made during the year in the indicated director’s name.

(4)	Elected as a director on July 18, 2016.

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company views executive compensation as an important matter both to us and to the Company’s shareholders. As required by Section 14A of the Securities Exchange Act of 1934, the Company is asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers-Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our named executive officers allows the Company’s shareholders to express their views on our executive compensation programs. For a further description of the Company’s executive compensation programs, please see the disclosure in the section titled “Compensation of Executive Officers” above.

The Board would like the support of the Company’s shareholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement.”

The compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers-Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution, assuming a quorum exists. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will not be counted and therefore have no effect on approval of this resolution. Shares of the Company’s class A common stock and class B common stock vote together as a single class on this advisory vote.

This advisory vote on the compensation of our named executive officers is not binding on the Company, the Board or the compensation committee of the Board. However, the Board and the compensation committee of the Board will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, the Company is also seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of the advisory vote on the compensation of our named executive officers as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission. Shareholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our shareholders once every three years.

The Board believes a three-year period for holding this vote will promote the effective design and implementation of the Company's executive compensation policies and procedures because it will provide the Board and the compensation committee of the Board ample time to consider the results of the advisory vote and implement any desired changes to those policies and procedures. The Board also believes that a three-year period provides investors sufficient time to evaluate our short- and long-term executive compensation policies, particularly in light of aspects of our executive compensation package that vest over time.

When voting on this advisory vote, shareholders should understand that they are not voting "for" or "against" the recommendation of the Board to hold the advisory vote once every three years. Rather, shareholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter. Shares of Common Stock represented by executed but unmarked proxies will be voted for holding the advisory vote on the compensation of our named executive officers once every three years; provided that, if you hold your shares of Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for any frequency unless you provide the intermediary with specific voting instructions on a timely basis directing the intermediary to vote for such frequency. The particular frequency of the advisory vote on the compensation of our named executive officers receiving the greatest number of votes cast for such frequency will be considered by the Board as the shareholders' recommendation as to the frequency of future shareholder advisory votes on the compensation of our named executive officers, and broker non-votes and abstentions will have no effect. However, the outcome of this vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers is advisory and not binding on the Company or the Board. Accordingly, the Board may choose to hold the advisory vote on the compensation of our named executive officers on a more or less frequent basis than the frequency recommended by shareholders. Nevertheless, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future advisory shareholder votes on the compensation of our named executive officers. Shares of the Company’s class A common stock and class B common stock vote together as a single class on this advisory vote.

THE BOARD RECOMMENDS A VOTE FOR SUBMITTING THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO SHAREHOLDERS "ONCE EVERY THREE YEARS." SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR SUBMITTING THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO SHAREHOLDERS "ONCE EVERY THREE YEARS."

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the SEC concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2016, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except for one transaction for each of Mr. Fowler and Mr. Jaeger which were filed late.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company in 2016 and it is anticipated that such firm will be similarly appointed to act in 2017. The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

For the years ended December 31, 2016 and 2015, the Company incurred the following fees by its independent registered public accounting firm, Deloitte & Touche LLP and its affiliates and related entities (collectively, "Deloitte"):

	2016	2015
Audit fees(1)	$2,512,000	$3,183,000
Audit-related fees(2)	65,000	56,000
Tax fees(3)	691,000	792,000
All other fees	—	—
Total	$3,268,000	$4,031,000
______________________________

(1)
Audit fees paid to Deloitte were for services and expenses associated with the 2016 and 2015 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company’s quarterly Form 10-Q.

(2)	Audit-related fees paid to Deloitte were for services in connection with investigation services and acquisition and investment due diligence assistance.

(3)	Tax fees paid to Deloitte were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by Deloitte to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairperson (up to a set dollar amount), provided that chairperson’s decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees were pre-approved by the audit committee in accordance with SEC’s rules and the committee’s policies and procedures.

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company’s proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2018 Annual Meeting must be received by the Company by the close of business on December 8, 2017. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2018 Annual Meeting, but does not intend to have the proposal included in the Company’s proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2017 (assuming a meeting date before May 1, 2018). If the date of the 2018 Annual Meeting is on or after May 1, 2018, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2017 for each day after April 30, 2018 until the date of the 2018 Annual Meeting (for example, if the 2018 Annual Meeting will be held on May 10, 2018, then the notice deadline under the Company’s bylaws would be January 10, 2018).

Assessment of Compensation-Related Risk

In early 2017, the Compensation Committee evaluated the Company’s compensation arrangements for executive officers and non-executive officer employees, the incentives created by such arrangements for employees to take risks and the measures in place to manage or mitigate those risks. As a result of this evaluation, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company’s website, www.qg.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Jennifer J. Kent, Executive Vice President of Administration, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-2033.

QUAD/GRAPHICS, INC.

	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration & General Counsel and Secretary
Sussex, Wisconsin
April 7, 2017

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 15, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class A common stock.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20930400000000001000 4 051517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "3 YEARS" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark A. Angelson
- ○ Douglas P. Buth
- ○ John C. Fowler
- ○ Stephen M. Fuller
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Jay O. Rothman
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. Advisory vote on the frequency of the advisory shareholder vote on the compensation of our named executive officers. 1 year ☐ 2 years ☐ 3 years ☐ ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement and "3 YEARS" on the frequency of the advisory vote on the compensation of our named executive officers.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 15, 2017, the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders and the Company's 2016 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS A COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 8, 2017, at the Annual Meeting of Shareholders to be held on May 15, 2017, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 15, 2017

The Notice of Annual Meeting of Shareholders to be held May 15, 2017, the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders and the Company's 2016 Annual Report to Shareholders are available at http://www.qg.com/annualmeeting.

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class B common stock.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930400000000001000 4 051517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "3 YEARS" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark A. Angelson
- ○ Douglas P. Buth
- ○ John C. Fowler
- ○ Stephen M. Fuller
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Jay O. Rothman
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
3. Advisory vote on the frequency of the advisory shareholder vote on the compensation of our named executive officers.	☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement and "3 YEARS" on the frequency of the advisory vote on the compensation of our named executive officers.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 15, 2017, the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders and the Company's 2016 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS B COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 15, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST on May 10, 2017.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible for shares held in the Quad/Graphics ESOP.

COMPANY NUMBER	
ACCOUNT NUMBER	

The Notice of Annual Meeting of Shareholders to be held May 15, 2017, the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders and the Company's 2016 Annual Report to Shareholders are available at http://www.qg.com/annualmeeting.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20930400000000001000 4 051517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "3 YEARS" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark A. Angelson
- ○ Douglas P. Buth
- ○ John C. Fowler
- ○ Stephen M. Fuller
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Jay O. Rothman
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
3. Advisory vote on the frequency of the advisory shareholder vote on the compensation of our named executive officers.	☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement and "3 YEARS" on the frequency of the advisory vote on the compensation of our named executive officers.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 15, 2017, the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders and the Company's 2016 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR ESOP SHARES ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE TO PARTICIPANTS IN THE QUAD/GRAPHICS ESOP:

Each participant in the Quad/Graphics ESOP has the right to direct the trustee, BMO Harris Bank, N.A., as to the exercise of all voting rights with respect to Quad/Graphics common stock in the participant's accounts by returning this completed, signed and dated proxy card in the envelope provided. **Your vote must be received by MAY 10, 2017 to be voted at the annual meeting. Stock owned in the Quad/Graphics ESOP may NOT be voted in person at the annual meeting.** The trustee will vote the ESOP shares as instructed by ESOP participants. If a participant in the Quad/Graphics ESOP does not provide voting instructions by May 10, 2017, the trustee will not vote the participant's shares in the ESOP.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 8, 2017, at the Annual Meeting of Shareholders to be held on May 15, 2017, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1

14475

QuickLinks

ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
COMPENSATION OF EXECUTIVE OFFICERS
2016 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2016
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016
OPTION EXERCISES AND STOCK VESTED IN 2016
2016 PENSION BENEFITS
2016 NONQUALIFIED DEFERRED COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
MISCELLANEOUS